Exhibit 4B

                                     BYLAWS



                                       OF



                         SEQUENT COMPUTER SYSTEMS, INC.
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Originally adopted on:  October 14, 1988
Amendments are listed on page i
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                                   AMENDMENTS

                                                                        Date of
Section                      Effect of Amendment                       Amendment
-------                     ---------------------                      ---------

4.1          Broadens requirements of office of Vice President          11/14/88

3.16.1       Changes in committee authorization                          3/20/90

2.1          Provides flexibility in setting annual meeting              5/15/90

2.4.2        Deletes provisions regarding shareholder notice             5/15/90
             by telegraph, facsimile and private courier

2.6.1        Changes the maximum period from the record date             5/15/90
             to the meeting date or payment date from 60 days to 70 days as permitted by the statute

2.11         Clarifies that each share of Common Stock has               5/15/90
             one vote

3.2          Permits annual board meeting to precede annual              5/15/90
             meeting of shareholders

3.8          Clarifies determination of a quorum of directors            5/15/90

3.10         Clarifies procedures for dissent and abstention             5/15/90
             by directors

3.16         Revises committee procedures to conform to statute          5/15/90

4.1          Corrects typographical error                                5/15/90

4.2          Permits annual board meeting to precede annual              5/15/90
             meeting of shareholders

4.7          Authorizes President to vote stock held by                  5/15/90
             the Corporation

6.1          Conforms to statute regarding issuance of stock             5/15/90

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                                                                        Date of
Section                      Effect of Amendment                       Amendment
-------                     ---------------------                      ---------

10.1.2       Amends definition of "expenses" for purposes                1/18/94
             of the indemnification

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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  OFFICES ...........................................................1

SECTION 2.  SHAREHOLDERS.......................................................1

       2.1   Annual Meeting....................................................1
       2.2   Special Meetings..................................................1
       2.3   Place of Meeting..................................................1
       2.4   Notice of Meeting.................................................1
       2.5   Waiver of Notice..................................................2
       2.6   Fixing of Record Date for
             Determining Shareholders..........................................2
       2.7   Shareholders' List................................................3
       2.8   Quorum............................................................3
       2.9   Manner of Acting..................................................3
       2.10  Proxies...........................................................4
       2.11  Voting of Shares..................................................4
       2.12  Voting for Directors..............................................4
       2.13  Action by Shareholders Without a Meeting..........................4
       2.14  Notification of Nominations.......................................4
       2.15  Proper Business for Shareholders' Meeting.........................5

SECTION 3.  BOARD OF DIRECTORS.................................................5

       3.1   General Powers....................................................5
       3.2   Number, Tenure and Qualifications.................................6
       3.3   Annual and Regular Meetings.......................................6
       3.4   Special Meetings..................................................6
       3.5   Meetings by Telephone.............................................6
       3.6   Notice of Special Meetings........................................6
             3.6.1  Personal Delivery..........................................6
             3.6.2  Delivery by Mail...........................................6
             3.6.3  Delivery by Telegraph......................................6
             3.6.4  Oral Notice................................................6
             3.6.5  Notice by Facsimile Transmission...........................7
             3.6.6  Notice by Private Courier..................................7
             3.6.7  Exigency...................................................7
       3.7   Waiver of Notice..................................................7
             3.7.1  Written Waiver.............................................7
             3.7.2  Waiver by Attendance.......................................7

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                                                                            Page

       3.8   Quorum............................................................7
       3.9   Manner of Acting..................................................7
       3.10  Presumption of Assent.............................................7
       3.11  Action by Board or Committees
             without a Meeting.................................................8
       3.12  Resignation.......................................................8
       3.13  Removal...........................................................8
       3.14  Vacancies.........................................................8
       3.15  Minutes...........................................................8
       3.16  Executive and Other Committees....................................9
             3.16.1  Standing or Temporary Committees..........................9
             3.16.2  Minutes of Meetings.......................................9
             3.16.3  Resignation...............................................9
             3.16.4  Removal...................................................9
       3.17  Compensation......................................................9

SECTION 4.  OFFICERS ..........................................................9

       4.1   Number ...........................................................9
       4.2   Election and Term of Office......................................10
       4.3   Resignation......................................................10
       4.4   Removal..........................................................10
       4.5   Vacancies........................................................10
       4.6   Chairman of the Board............................................10
       4.7   President........................................................10
       4.8   Vice President...................................................11
       4.9   Secretary........................................................11
       4.10  Treasurer........................................................11
       4.11  Salaries ........................................................11

SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS.............................12

       5.1   Contracts........................................................12
       5.2   Loans... ........................................................12
       5.3   Checks, Drafts, Etc..............................................12
       5.4   Deposits.........................................................12

SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER........................12

       6.1   Issuance of Shares...............................................12
       6.2   Certificates for Shares..........................................12
       6.3   Stock Records....................................................12

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                                                                            Page

       6.4   Transfer of Shares...............................................13
       6.5   Lost or Destroyed Certificates...................................13
       6.6   Officer Ceasing to Act...........................................13

SECTION 7.  BOOKS AND RECORDS.................................................13

SECTION 8.  FISCAL YEAR.......................................................13

SECTION 9.  SEAL .............................................................13

SECTION 10.  INDEMNIFICATION..................................................13

       10.1  Definition.......................................................13
       10.2  Right to Indemnification.........................................14
       10.3  No Indemnification...............................................14
       10.4  Limitation on Indemnification....................................15
       10.5  Determination and Authorization
             of Indemnification...............................................15
             10.5.1  Permissible..............................................15
             10.5.2  Authorization............................................15
       10.6  Advance for Expenses.............................................15
       10.7  Indemnification of Officers, Employees
             and Agents.......................................................16
       10.8  Insurance........................................................16
       10.9  Additional Indemnification; Nonexclusivity
             of Rights........................................................16

SECTION 11.  AMENDMENTS.......................................................17

SECTION 12.  CONTROL SHARE ACQUISITION STATUTE................................17

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                                     BYLAWS
                                       OF
                         SEQUENT COMPUTER SYSTEMS, INC.

                               SECTION 1. OFFICES

     The principal office of the Corporation shall be located at the principal place of business or such other place as the Board of Directors (the "Board") may designate. The Corporation may have such other offices, either within or without the State of Oregon, as the Board may designate or as the business of the Corporation may require from time to time.

                             SECTION 2. SHAREHOLDERS

     2.1 Annual Meeting. The annual meeting of the shareholders shall be held the third Tuesday of May in each year at 3:00 p.m., unless a different date or time is fixed by the Board and stated in the notice of the meeting, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held the next succeeding business day.

     2.2 Special Meetings. A special meeting of the shareholders of the Corporation may be called for any purpose, subject to Section 2.15 hereof, by the Chairman of the Board, the President, a majority of the Continuing Directors, as defined in Article XI of the Articles of Incorporation, or the holders of not less than ten percent of the outstanding shares of the Corporation entitled to vote at such meeting.

     2.3 Place of Meeting. All meetings shall be held at the principal office of the Corporation or at such other place as designated by the Continuing Directors or by any persons entitled to call a meeting hereunder.

     2.4 Notice of Meeting.

          2.4.1 The Chairman of the Board, the President, the Secretary, the Continuing Directors, or shareholders shall cause to be delivered to each shareholder entitled to notice of or to vote at an annual or special meeting of shareholders, either personally or by mail, not less than thirty nor more than sixty days before the meeting, written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called. If the Corporation has an Interested Shareholder, as defined in Article XI of the Articles of Incorporation, notice of a special meeting of shareholders shall be given to each shareholder of record entitled to vote at such meeting not less than fifty-five nor more than sixty (or the maximum number permitted by applicable law) days before the meeting date, unless the calling of such meeting is ratified by the affirmative vote of a majority of the Continuing Directors, as defined in Article XI of the Articles of Incorporation, in which case notice of such special meeting shall be given to each

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shareholder of record entitled to vote at such meeting not less than thirty nor more than sixty (or the maximum number permitted by applicable law) days before the meeting date. At any time, upon written request of the holders of not less than ten percent of all of the outstanding shares of the Corporation entitled to vote at the meeting, it shall be the duty of the Secretary to call a special meeting of shareholders to be held at the principal office of the Corporation at such time as the Secretary may fix, not less than thirty nor more than sixty days after receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the person making the request may do so and may fix the date for such meeting.

          2.4.2 If such notice is mailed, it shall be deemed delivered when deposited in the official government mail, properly addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company.

     2.5 Waiver of Notice.

          2.5.1 Whenever any notice is required to be given to any shareholder under the provisions of these bylaws, the Articles of Incorporation or the Oregon Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          2.5.2 The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, unless the shareholder, at the beginning of the meeting or prior to consideration of such matter, objects to holding the meeting, transacting business at the meeting, or considering the matter when presented at the meeting.

     2.6 Fixing of Record Date for Determining Shareholders.

          2.6.1 For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than seventy days, and in case of a meeting of shareholders, not less than thirty days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the date on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination. Such determination shall apply to any adjournment of the meeting, provided such adjournment is not set for a date more than 120 days after the date fixed for the original meeting.

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          2.6.2 The record date for the determination of shareholders entitled to demand a special shareholder meeting shall be the date the first shareholder signs the demand.

     2.7 Shareholders' List.

          2.7.1 Beginning two business days after notice of a meeting of shareholders is given, a complete alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each shareholder. This record shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. On written demand, this record shall be subject to inspection by any shareholder at any time during normal business hours. Such record shall also be kept open at such meeting for inspection by any shareholder.

          2.7.2 A shareholder may, on written demand, copy the shareholders' list at such shareholder's expense during regular business hours, provided that:

               a. Such shareholder's demand is made in good faith and for a proper purpose;

               b. Such shareholder has described with reasonable particularity his/her/its purpose in the written demand; and

               c. The shareholders' list is directly connected with such shareholder's purpose.

     2.8 Quorum. A majority of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders. If a quorum is not present for a matter to be acted upon, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.9 Manner of Acting.

          2.9.1 If a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act.

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          2.9.2 If a matter is to be voted on by a single group, action on that matter is taken when voted upon by that voting group. If a matter is to be voted on by two or more voting groups, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on such matter.

     2.10 Proxies. A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes at the meeting. A proxy shall become invalid eleven months after the date of its execution, unless otherwise expressly provided in the proxy. A proxy for a specified meeting shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.

     2.11 Voting of Shares. Each outstanding share of Common Stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     2.12 Voting for Directors. Each shareholder may vote, in person or by proxy, the number of shares owned by such shareholder that are entitled to vote at an election of Directors, for as many persons as there are Directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

     2.13 Action by Shareholders Without a Meeting. Subject to Article XII of the Articles of Incorporation, any action which could be taken at a meeting of the shareholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof. The action shall be effective on the date on which the last signature is placed on the consent, or at such earlier or later time as is set forth therein. Such written consent, which shall have the same force and effect as a unanimous vote of the shareholders, shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

     2.14 Notification of Nominations. Nominations for the election of Directors may be made by or at the direction of the Board of Directors. A shareholder may also nominate a person or persons for election as Directors, but only if written notice of such shareholder's intent to make such nominations is received by the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety days in advance of the third Tuesday in May, and (ii) with respect to an election to be held at any other meeting of shareholders, the close of business on the tenth day following the date of the first public disclosure, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a

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representation that the shareholder is a holder of record entitled to vote at such meeting; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made; (d) such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a Director if elected. The chairman of any meeting of shareholders to elect Directors and the Board of Directors shall refuse to recognize the nomination of any person not made in compliance with the foregoing procedure. For purposes of these Bylaws, the "Originally Scheduled Date" of any meeting of shareholders shall be the date such meeting is scheduled to occur in the notice first given to shareholders regardless of whether such meeting is continued or adjourned or whether any subsequent notice is given for such meeting or the record date of such meeting is changed.

     2.15 Proper Business for Shareholders' Meeting. At any annual or special meeting of the shareholders of the Corporation, only business properly brought before the meeting may be transacted. To be properly brought before an annual meeting, business (i) must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, written notice thereof must have been received by the Secretary of the Corporation, not later than (i) with respect to an annual meeting, 120 calendar days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous years' annual meeting of shareholders, and (ii) with respect to any other meeting, the close of business on the tenth day following the date of the first public disclosure, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Any such notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the language of the proposal, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, and (iv) any material interest of the shareholder in such business. No business shall be conducted at any meeting of shareholders except in accordance with this paragraph, and the chairman of any meeting of shareholders and the Board of Directors shall refuse to permit any business to be brought before any meeting without compliance with the foregoing procedures.

                          SECTION 3. BOARD OF DIRECTORS

     3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board.

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     3.2 Number, Tenure and Qualifications. The Board shall be composed of not less than five nor more than nine Directors, the specific number to be set by resolution of the Board. Unless a Director dies, resigns or is removed, he or she shall hold office until the next annual shareholder's meeting or until his or her successor is elected, whichever is later. Directors need not be shareholders of the Corporation or residents of the State of Oregon.

     3.3 Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders, unless notice is given to the Directors that the annual Board meeting will be held at some other time or place. By resolution, the Board may specify the time and place either within or without the State of Oregon for holding regular meetings without other notice than such resolution.

     3.4 Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the President or any three Directors. The person or persons authorized to call special meetings may fix any place either within or without the State of Oregon as the place for holding any special Board or committee meeting called by them.

     3.5 Meetings by Telephone. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by use of means of conference telephone or similar communications equipment by which all persons participating may simultaneously hear each other during the meeting. Participation by such means shall be deemed presence in person at the meeting.

     3.6 Notice of Special Meetings. Notice of a special Board meeting stating the time and place of the meeting shall be given to a Director in writing delivered to the Director at his or her address shown on the records of the Corporation. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

          3.6.1 Personal Delivery. If delivery is by personal service, the notice shall be effective if delivered at such address at least two days before the meeting.

          3.6.2 Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting properly addressed to a Director at his or her address shown on the records of the Corporation with postage prepaid.

          3.6.3 Delivery by Telegraph. If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting.

          3.6.4 Oral Notice. If notice is delivered orally, by telephone or in person, the notice shall be effective if personally given to a Director at least one day before the meeting.

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          3.6.5 Notice by Facsimile Transmission. If notice is delivered by facsimile transmission, the notice shall be deemed effective if the content thereof is transmitted to, and acknowledged by, the office of a Director, at the address shown on the records of the Corporation, at least one day before the meeting.

          3.6.6 Notice by Private Courier. If notice is delivered by private courier, the notice shall be deemed effective if delivered to the courier by such time that the courier guarantees delivery at least one day before the meeting.

          3.6.7 Exigency. In case of exigency, the person or persons calling the meeting may prescribe a shorter notice, to be given personally or by telephoning each Director.

     3.7 Waiver of Notice.

          3.7.1 Written Waiver. Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act, a waiver thereof in writing, executed at any time, specifying the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the waiver of notice of such meeting.

          3.7.2 Waiver by Attendance. The attendance of a Director at a Board meeting shall constitute a waiver of notice of such meeting, unless the Director, at the beginning of the meeting, or promptly upon such Director's arrival, objects to holding the meeting or transacting any business thereat and does not thereafter vote for or assent to action taken at the meeting.

     3.8 Quorum. A majority of the number of Directors fixed in accordance with
Section 3.2 shall constitute a quorum for the transaction of business at any Board meeting, but, if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     3.9 Manner of Acting. The act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act.

     3.10 Presumption of Assent. A Director of the Corporation present at a Board meeting at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless such (a) such Director objects at the beginning of the meeting, or promptly upon such Director's arrival, to holding the meeting or transacting business at the

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meeting, (b) such Director's dissent is entered in the minutes of the meeting,
(c) such Director delivers a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof, or (d) such Director forwards such notice by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not thereafter dissent or abstain.

     3.11 Action by Board or Committees without a Meeting. Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each Director or by each committee member. Such written consent, which shall have the same effect as a unanimous vote of the Directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board or committee meeting.

     3.12 Resignation. Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Board, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.13 Removal. One or more members of the Board (including the entire Board) may be removed at a meeting of shareholders, provided that the notice of such meeting states that the purpose, or one of the purposes, of the meeting is such removal. A member of the Board may be removed with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of the Director(s). A Director may be removed only if the number of votes cast to remove the Director exceeds the number of votes cast to not remove the Director. If a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such Director.

     3.14 Vacancies. In case of any increase in the number of Directors, or of any vacancy created by death or resignation, the additional Director or Directors may be elected or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting, (i) if the corporation has an Interested Shareholder, as defined in Article XI of the Articles of Incorporation, by the affirmative vote of a majority of the Continuing Directors, as defined in Article XI of the Articles of Incorporation, or (ii) if the Corporation does not have an Interested Shareholder, by the affirmative vote of a majority of the remaining Directors, though less than a quorum or (b) by the shareholders entitled to vote, either at an annual meeting or at a special meeting thereof called for the purpose, by the affirmative vote of a majority of the outstanding shares entitled to vote at such meeting.

     3.15 Minutes. The Board shall keep minutes of its meetings and shall cause them to be recorded in books kept for that purpose.

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     3.16 Executive and Other Committees.

          3.16.1 Standing or Temporary Committees. The Board may, by resolution passed by a majority of the Directors in office, appoint standing or temporary committees of the Board, each such Board committee to consist of two or more Directors of the Corporation, and invest such committees with such powers as it may see fit, subject to such conditions and limitations as may be prescribed by the Board and by applicable law. The Board, by action of a majority of all Directors in office, shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and terminate the existence of a committee. In addition to Board committees contemplated by this Section 3.16.1, the Board of Directors may establish other committees consisting of persons who are not directors for any purpose permitted by law.

          3.16.2 Minutes of Meetings. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

          3.16.3 Resignation. Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such Committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          3.16.4 Removal. The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the Directors in office.

     3.17 Compensation. By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                               SECTION 4. OFFICERS

     4.1 Number. The Officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other Officers and assistant Officers, including a Chairman of the Board, may be elected or appointed by the Board, such Officers and assistant Officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board; provided that the Chief Executive Officer or President of the Company shall be authorized to appoint one or more employees of the Company who may have the title of vice President but who shall not be officers of the

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Company and shall not be deemed "Vice Presidents" for purposes of this Section
4. Any Vice President of the Company who is elected or appointed by resolution of the Board shall be conclusively presumed to be an "officer" and "Vice President" for the purposes of this Section 4 and applicable corporate law. Any Officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any Officer or agent the power to appoint any such subordinate Officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

     4.2 Election and Term of Office. The Officers of the Corporation shall be elected annually by the Board at the annual Board meeting. If the election of Officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an Officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

     4.3 Resignation. Any Officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4 Removal. Any Officer or agent elected or appointed by the Board may be removed by the Board whenever, in the Board's judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

     4.6 Chairman of the Board. If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another Officer is appointed or designated by the Board as Chairman of such meeting.

     4.7 President. The President shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the Corporation. The President shall have authority to sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other Officer or agent of the Corporation, or are required by law to be otherwise signed or executed by some other Officer or in some other manner. Unless otherwise determined by the Board, the President shall have authority to vote any shares of stock owned by the Corporation and to

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
delegate this authority to any other Officer. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

     4.8 Vice President. In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the Corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

     4.9 Secretary. The Secretary shall: (a) keep the minutes of meetings of the shareholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be responsible for custody of the corporate records and seal of the corporation; (d) keep registers of the post office address of each shareholder and Director; (e) sign certificates for shares of the Corporation; (f) have general charge of the stock transfer books of the Corporation; (g) sign, with the President or other Officer authorized by the President or the Board, deeds, mortgages, bonds, contracts or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

     4.10 Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the Corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

     4.11 Salaries. The salaries of the Officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

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
                SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 Contracts. The Board may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     5.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

     5.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

              SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 Issuance of Shares. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for such shares is adequate. The authorization by the Board, a Board committee or specified officers of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate. Such determination by the Board shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

     6.2 Certificates for Shares. Certificates representing shares of the Corporation shall be signed by the Chairman of the Board, or the President, or the Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be a facsimile. All certificates shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

     6.3 Stock Records. The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation's transfer agent or registrar. The name and address of the person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

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
     6.4 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

     6.5 Lost or Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

     6.6 Officer Ceasing to Act. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if the signer were such officer at the date of its issuance.

                          SECTION 7. BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and Board and such other records as may be necessary or advisable.

                             SECTION 8. FISCAL YEAR

     The fiscal year of the Corporation shall be the fiscal year selected for purposes of federal income taxes.

                                 SECTION 9. SEAL

     The seal of the Corporation shall consist of the name of the Corporation, the year of its incorporation and the state of its incorporation.

                           SECTION 10. INDEMNIFICATION

     10.1 Definition. As used in this Section 10:

          10.1.1 "Director" means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation's request as a Director, Officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A Director is considered to be serving an employee benefit plan at the Corporation's request if the Director's duties to the Corporation also impose duties on or

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
otherwise involve services by the Director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

          10.1.2 "Expenses" shall include, without limitation, expense of investigation, judicial or administrative proceedings or appeals, expense of attorneys' fees and disbursements and any expense of establishing a right to indemnification under these Bylaws.

          10.1.3 "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan or reasonable expenses incurred with respect to a proceeding.

          10.1.4 "Officer" means an individual who is or was an Officer of the Corporation or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a Director, Officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. An Officer is considered to be serving an employee benefit plan at the Corporation's request if the Officer's duties to the Corporation also impose duties on or include services by the Officer to the employee benefit plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

          10.1.5 "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

          10.1.6 "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     10.2 Right to Indemnification. Except as hereinafter provided, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a Director against liability incurred in the proceeding if, as determined below:

          10.2.1 The conduct of the individual was in good faith;

          10.2.2 The individual reasonably believed that the individual's conduct was in the best interest of the Corporation, or at least not opposed to its best interests; and

          10.2.3 In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

     10.3 No Indemnification. The Corporation shall not indemnify a Director under Section 10.2 in connection with a proceeding by or in the right of the Corporation in which the Director is adjudged liable to the Corporation, or in connection with any other proceeding

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
charging improper personal benefit to the Director in which the Director was adjudged liable on the basis that personal benefit was improperly received by the Director. However, the Corporation may so indemnify a Director pursuant to
Section 10.9 hereof.

     10.4 Limitation on Indemnification. Indemnification required under Section
10.2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses actually incurred in connection with the proceeding.

     10.5 Determination and Authorization of Indemnification. The Corporation shall not indemnify a Director under Section 10.2 unless authorized in the specific case after a determination has been made that the indemnification of the Director is permissible in the circumstances because the Director has met the standard of conduct set forth in Section 10.2.

          10.5.1 Permissible. A determination that indemnification of a Director is permissible shall be made:

               (a) By a majority vote of a quorum of the Board of Directors, which quorum consists of Directors not at the time parties to the proceeding; or

               (b) If a quorum cannot be obtained under Section 10.5.1(a), by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more Directors not at the time parties to the proceeding. However, Directors who are parties to the proceeding may participate in the designation of the committee; or

               (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in Section 10.5.1(a) or (b). If a quorum of the Board of Directors cannot be obtained under Section 10.5.1(a) and a committee cannot be designated under Section 10.5.1(b), the special legal counsel shall be selected by majority vote of the full Board of Directors, including Directors who are parties to the proceeding; or

               (d) By the shareholders.

          10.5.2 Authorization. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 10.5.1(c) to select counsel.

     10.6 Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses actually incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:

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
          10.6.1 The Director furnishes the Corporation a written affirmation of the Director's good faith belief that the Director has met the standard of conduct described in Section 10.2; and

          10.6.2 The Director furnishes the Corporation a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that the Director did not meet the required standard of conduct. Such an undertaking must be an unlimited general obligation of the Director, but need not be secured and shall be accepted without reference to financial ability to make repayment.

     10.7 Indemnification of Officers, Employees and Agents. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to Officers, employees and agents of the Corporation to the same extent and effect as provided in this Section with respect to the indemnification and advancement of expenses of Directors of the Corporation or pursuant to rights granted pursuant to, or provided by, the Oregon Business Corporation Act or otherwise.

     10.8 Insurance. The Corporation may, by action of its Board of Directors from time to time, purchase and maintain insurance, even if the Corporation has no power to indemnify the individual against the same liability under the Act, on behalf of an individual against liability asserted against or incurred by the individual who is or was a Director, Officer, employee or agent of the Corporation or who while a Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     10.9 Additional Indemnification; Nonexclusivity of Rights. The right to indemnification and the payment of expenses with respect to a proceeding conferred in this Section shall not be exclusive of any other rights which any person may be entitled or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, general or specific action of the Board of Directors, vote of the shareholders or otherwise, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation may, upon action by the Board of Directors, make or agree to make any further indemnification, including advancement of expenses, of any Director, Officer, employee or agent by general or specific action of the Board of Directors, in the bylaws or by contract or otherwise; provided, however, that
(i) to the extent such further indemnification applies to any Director, no such further indemnification shall indemnify any Director from or on account of acts or omissions for which liability is not eliminated under Article IX of the Articles of Incorporation, and (ii) to the extent such further indemnification applies to any Officer, employee or agent, any determination as to any indemnity in excess of that provided Directors pursuant to Section 10.2 under this Section
10.9 shall be made in

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accordance with Section 10.5 hereof. The Corporation may enter into a contract with any Director, Officer, employee or agent of the Corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section or otherwise.

                             SECTION 11. AMENDMENTS

     Except as herein otherwise expressly provided, these Bylaws may be altered or repealed, in any particular, and new Bylaws not inconsistent with any provisions of the Articles of Incorporation or any provision of law may be adopted, either by the affirmative vote of the holders of record of a majority in number of the shares present in person or by proxy and entitled to vote at an annual meeting of shareholders, or at a special meeting thereof, the notice of which special meeting shall include the form of the proposed alteration or repeal or of the proposed new Bylaws, or a summery thereof; or by the affirmative vote of a majority of the Directors present at any meeting at which a quorum is present, provided, in the latter case, that the notice of such meeting shall include the form of the proposed alteration or repeal or of the proposed new Bylaws, or a summary thereof.

     Notwithstanding anything contained in these Bylaws to the contrary, either
(a) the affirmative vote of a majority of the Continuing Directors, as defined in Article XI of the Articles of Incorporation, or (b) the affirmative vote of the holders of record of at least two-thirds of the Voting Stock, as defined in
Article XI of the Articles of Incorporation, shall be required to alter, amend, repeal or adopt any provision inconsistent with Sections 2.1, 2.2, 2.4, 2.6, 2.11, 2.14, 2.15, 3.2, 3.13 or 3.14 of these Bylaws.

     Notwithstanding anything contained in these Bylaws to the contrary, either
(a) the recommendation of a majority of the continuing Directors, as defined in
Article XI of the Articles of Incorporation, together with the affirmative vote of the holders of record of a majority of the Voting Stock, as defined in
Article XI of the Articles of Incorporation, or (b) the affirmative vote of the holders of record of at least two-thirds of the Voting Stock, as defined in
Article XI of the Articles of Incorporation, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Section 11.

                  SECTION 12. CONTROL SHARE ACQUISITION STATUTE

     The provisions of Chapter 820, Oregon Laws 1987 shall apply fully to the acquisition of shares of the Corporation.

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